UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Technology Officer

On November 22, 2023, the board of directors of Signing Day Sports, Inc. (the “Company”) approved the appointment of Richard Symington as President and Chief Technology Officer of the Company. Mr. Symington will hold office until his successor has been duly appointed and qualified or his earlier removal or resignation.

Mr. Symington, 44, previously served as the Company’s President and Chief Marketing Officer and a member of the Company’s board of directors from April 2023 to May 2023. From May 2015 to February 2020, Mr. Symington was the Manager of Blacklight Technologies LLC. From January 2015 to September 2019, Mr. Symington was also the founder, Chief Executive Officer, and Manager of Island Marketing Consultants LLC (formerly A20 Media LLC). From 2002 to 2014, Mr. Symington founded or managed a number of other businesses. Mr. Symington obtained a B.A. in International Relations from the University of San Diego in 2002 and a Diploma in Culinary Arts/Restaurant Management from Arizona Culinary Institute in 2003. Management believes that Mr. Symington is qualified to serve as a director due to his experience in technology and marketing-driven businesses.

There are no family relationships among Mr. Symington and any of our executive officers or directors.

On April 10, 2023, the Company issued Mr. Symington an 8% unsecured promissory note (the “8% Note”) in the amount of $250,000 and a warrant to purchase 100,000 shares of common stock at an exercise price of $2.50 per share (the “Automatic Warrant”) in a private placement in exchange for a payment from Mr. Symington of $250,000. The 8% Note carried interest at 8% annually and was to mature on the earlier to occur of March 17, 2025 or the closing of an initial public offering of the Company’s common stock and listing of the common stock for trading on NYSE American LLC (“NYSE American”) or one of certain other securities markets (a “Liquidity Event”). If a Liquidity Event occurred before March 17, 2025, the Automatic Warrant would be automatically exercised as to the unexercised portion of the Automatic Warrant, the outstanding balance due under the 8% Note would be deemed repaid in the amount of the unexercised portion of the Automatic Warrant from the automatic exercise of the unexercised portion of the Automatic Warrant, and any remaining balance outstanding under the 8% Note would be due in cash within three business days. Mr. Symington also entered into a subscription agreement which provided certain registration rights with respect to the shares underlying the Automatic Warrant.

As previously reported in its Current Report on Form 8-K filed on November 17, 2023 (the “Prior Report”), on November 13, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”), relating to the Company’s initial public offering (the “Offering”) of 1,200,000 shares of the Company’s common stock (the “IPO Shares”). Pursuant to the Underwriting Agreement, in exchange for the underwriters’ firm commitment to purchase the IPO Shares, the Company agreed, among other things, to sell the IPO Shares to the underwriters at a purchase price (the “Offering Price”) of $4.65 (93% of the public offering price per share of $5.00, after deducting underwriting discounts and commissions and before deducting a 1% non-accountable expense allowance). On November 14, 2023, the Company’s common stock was listed on NYSE American. On November 16, 2023, the closing of the Offering occurred. At the closing, the Company sold the Shares for total gross proceeds of $6,000,000. After deducting underwriting discounts and commissions, the non-accountable expense allowance, and other expenses from the Offering, the Company received net proceeds of approximately $4.8 million. Further information regarding the Underwriting Agreement, the Offering and related matters is included in the Prior Report.

The closing of the Offering and the listing of the common stock on NYSE American constituted a Liquidity Event with respect to the 8% Note and Automatic Warrant. As a result, on November 16, 2023, the balance under the 8% Note became due, the Automatic Warrant was automatically exercised in full for 100,000 shares of common stock, and the outstanding principal under the 8% Note was deemed repaid. All of the 100,000 shares issued pursuant to the automatic exercise of the Automatic Warrant were registered for resale upon issuance pursuant to the Registration Statement on Form S-1 (File No. 333-271951), as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023, and declared effective by the SEC on November 13, 2023, and by means of the final prospectus, dated November 13, 2023, filed with the SEC on November 15, 2023 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended. A total of $11,836 in accrued unpaid interest was due and payable on the 8% Note as of November 16, 2023.

Under an Executive Employment Agreement with Mr. Symington, dated as of April 5, 2023 (the “Former Executive Agreement”), the Company agreed to employ Mr. Symington as its President and Chief Marketing Officer. Mr. Symington was also appointed as a director. Mr. Symington’s base salary was $200,000 per year. The Former Executive Agreement provided that Mr. Symington was entitled to receive any comprehensive benefits plans offered by the Company, including medical, dental and life insurance options. In addition, pursuant to the Former Executive Agreement, Mr. Symington was granted a stock option to purchase 100,000 shares of common stock of the Company under the Signing Day Sports, Inc. 2022 Equity Incentive Plan (the “Plan”) and the form of Stock Option Agreement approved for grants under the Plan (a “Plan Stock Option Agreement”). One-third of the option will vest on each of the six-month anniversary, the 18-month anniversary, and the 30-month anniversary of the date of the consummation of the Company’s initial public offering, provided that Mr. Symington remains in continuous service with the Company. The option has an exercise price of $2.50 per share. The Former Executive Agreement provided that Mr. Symington’s employment is on an at-will basis, and was terminable by the board of directors of the Company at any time for any or no reason, upon written notice to Mr. Symington. On May 26, 2023, Mr. Symington resigned from his positions as President and Chief Marketing Officer and a director, and terminated the Former Executive Agreement. Accrued and unpaid compensation to Mr. Symington as of the date of termination was $5,000.

On June 7, 2023, the Company entered into an engagement letter with Mr. Symington to provide certain services on a consulting basis beginning 14 days after the closing of the Company’s initial public offering. The engagement letter was terminable at any time before or after that point in time upon five days’ notice. On November 22, 2023, the Company gave notice of termination of the engagement letter effective November 27, 2023, prior to the beginning of the service term under the engagement letter, which, under its terms, would have been November 30, 2023. No compensation was owed under the engagement letter upon termination.

Mr. Symington previously executed an Indemnification Agreement with the Company, dated May 10, 2023 (the “Former Indemnification Agreement”), prior to his resignation from all officer and director positions with the Company as of May 22, 2023. On November 22, 2023, in connection with Mr. Symington’s appointment as President and Chief Technology Officer, Mr. Symington executed the form of Indemnification Agreement entered into between the Company and each officer or director (the “Indemnification Agreement”). The Indemnification Agreement supersedes the Former Indemnification Agreement and provides certain indemnification and reimbursement rights. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of such agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

President and Chief Technology Officer Employment Agreement

On November 22, 2023, the Compensation Committee of the board of directors of the Company (the “Compensation Committee”) approved an Executive Employment Agreement with Richard Symington, which was dated and entered into by the Company and Mr. Symington on the same date (the “CTO Employment Agreement”). Under the CTO Employment Agreement, Mr. Symington will be employed in his current capacity as the Company’s President and Chief Technology Officer. The following is a summary of the terms of the CTO Employment Agreement.

Mr. Symington’s annual base salary will be $375,000, subject to modification upon execution of an amendment or addendum to the CTO Employment Agreement. The Company will pay or reimburse Mr. Symington for all reasonable and necessary expenses actually incurred or paid by Mr. Symington during his employment in the performance of his duties under the CTO Employment Agreement.

Mr. Symington will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off and holiday pay in accordance with the Company’s policies in effect from time to time.

Pursuant to the CTO Employment Agreement, on November 22, 2023, Mr. Symington was granted a stock option pursuant to the Plan and execution of a Plan Stock Option Agreement. The stock option provides Mr. Symington the right to purchase 50,000 shares of common stock of the Company at an exercise price of $2.25 per share, which was the closing price of the common stock on NYSE American on November 22, 2023. One-third of the option will vest and become exercisable on each of the six-month anniversary, the 18-month anniversary, and the 30-month anniversary of November 16, 2023, the date of the consummation of the Company’s initial public offering, provided that Mr. Symington remains in continuous service with the Company.

Mr. Symington’s employment is at-will. If the Company terminates Mr. Symington without cause after one year of employment from November 22, 2023, Mr. Symington will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination payable in 12 monthly installments; and (ii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Symington may have against the Company.

Mr. Symington was required to sign an Employee Confidential Information and Inventions Assignment Agreement, dated as of November 27, 2023 (the “Symington Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing description of the CTO Employment Agreement, the respective Plan Stock Option Agreement, and the Symington Confidentiality Agreement is qualified in its entirety by reference to the full text of each agreement or form of agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, Exhibit 10.4, and Exhibit 10.5, respectively.

Chief Executive Officer Employment Agreement

On November 22, 2023, the Compensation Committee approved an Executive Employment Agreement with Daniel Nelson, the Company’s Chief Executive Officer, Chairman, and a director, which was dated and entered into by the Company and Mr. Nelson on the same date (the “CEO Employment Agreement”). Under the CEO Employment Agreement, Mr. Nelson will be employed in his current capacity as the Company’s Chief Executive Officer. The following is a summary of the terms of the CEO Employment Agreement.

Mr. Nelson’s annual base salary will be $425,000, subject to modification upon execution of an amendment or addendum to the CEO Employment Agreement. The Company will pay or reimburse Mr. Nelson for all reasonable and necessary expenses actually incurred or paid by Mr. Nelson during his employment in the performance of his duties under the CEO Employment Agreement.

Mr. Nelson will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off and holiday pay in accordance with the Company’s policies in effect from time to time.

Pursuant to the CEO Employment Agreement, on November 22, 2023, Mr. Nelson was granted a stock option pursuant to the Plan and execution of a Plan Stock Option Agreement. The stock option provides Mr. Nelson the right to purchase 100,000 shares of common stock of the Company at an exercise price of $2.25 per share, which was the closing price of the common stock on NYSE American on November 22, 2023. The option vests and becomes exercisable as to half the shares immediately upon the date of grant and as to the remaining half in six equal monthly portions after the grant date subject to continuous service.

Mr. Nelson’s employment is at-will. If the Company terminates Mr. Nelson without cause, Mr. Nelson will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination payable in 12 monthly installments; and (ii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. Nelson may have against the Company.

Mr. Nelson was required to sign an Employee Confidential Information and Inventions Assignment Agreement, dated as of November 22, 2023 (the “Nelson Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing description of the CEO Employment Agreement, the respective Plan Stock Option Agreement, and the Nelson Confidentiality Agreement is qualified in its entirety by reference to the full text of each agreement or form of agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.6, Exhibit 10.4, and Exhibit 10.7, respectively.

Chief Operating Officer Employment Agreement

On November 22, 2023, the Compensation Committee approved an Executive Employment Agreement with David O’Hara, the Company’s Chief Operating Officer and Secretary, which was dated and entered into by the Company and Mr. O’Hara on the same date (the “COO Employment Agreement”). The COO Employment Agreement amends, restates and supersedes the Amended and Restated Employment Offer Letter, dated March 14, 2023, between Mr. O’Hara and the Company. Under the COO Employment Agreement, Mr. O’Hara will be employed in his current capacity as the Company’s Chief Operating Officer and Secretary. The following is a summary of the terms of the COO Employment Agreement.

Mr. O’Hara’s annual base salary will be $275,000, subject to modification upon execution of an amendment or addendum to the COO Employment Agreement. Mr. O’Hara is also entitled to a one-time cash bonus payment on the date of the COO Employment Agreement. The Company will pay or reimburse Mr. O’Hara for all reasonable and necessary expenses actually incurred or paid by Mr. O’Hara during his employment in the performance of his duties under the COO Employment Agreement.

Pursuant to the COO Employment Agreement, on November 22, 2023, Mr. O’Hara was granted a stock option pursuant to the Plan and execution of a Plan Stock Option Agreement. The stock option provides Mr. O’Hara the right to purchase 100,000 shares of common stock of the Company at an exercise price of $2.25 per share, which was the closing price of the common stock on NYSE American on November 22, 2023. The option vests and becomes exercisable as to half the shares immediately upon the date of grant and as to the remaining half in six equal monthly portions after the grant date subject to continuous service.

Mr. O’Hara will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options. The Company will cover 100% of the health insurance premium costs for Mr. O’Hara’s spouse and dependent children. Mr. O’Hara will also be entitled to paid time off and holiday pay in accordance with the Company’s policies in effect from time to time.

Mr. O’Hara’s employment is at-will. If the Company terminates Mr. O’Hara without cause, Mr. O’Hara will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination payable in 12 monthly installments; (ii) benefits under group health and life insurance plans in which Mr. O’Hara participated prior to termination for 12 months following the date of termination; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, including any accrued but unused paid time off. There will be no waiting period for the commencement of these payments. The payment of severance may be conditioned on receiving a release of any and all claims that Mr. O’Hara may have against the Company.

Mr. O’Hara was previously required to sign an Employee Confidential Information and Inventions Assignment Agreement, dated as of April 3, 2023 (the “O’Hara Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing description of the COO Employment Agreement, the respective Stock Option Agreement, and the O’Hara Confidentiality Agreement is qualified in its entirety by reference to the full text of each agreement or form of agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.8, Exhibit 10.4, and Exhibit 10.9, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Indemnification Agreement between Signing Day Sports, Inc. and each officer or director (incorporated by reference to Exhibit 10.52 to the Registration Statement on Form S-1 filed on May 15, 2023)
10.2	Executive Employment Agreement, dated as of November 22, 2023, between Signing Day Sports, Inc. and Richard Symington
10.3	Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.53 to the Registration Statement on Form S-1 filed on May 15, 2023)
10.4	Form of Stock Option Agreement for Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the Registration Statement on Form S-1 filed on May 15, 2023)
10.5	Employee Confidential Information and Inventions Assignment Agreement, dated November 27, 2023, between Signing Day Sports, Inc. and Richard Symington
10.6	Executive Employment Agreement, dated as of November 22, 2023, between Signing Day Sports, Inc. and Daniel D. Nelson
10.7	Employee Confidential Information and Inventions Assignment Agreement, dated November 22, 2023, between Signing Day Sports, Inc. and Daniel D. Nelson
10.8	Executive Employment Agreement, dated as of November 22, 2023, between Signing Day Sports, Inc. and David O’Hara
10.9	Employee Confidential Information and Inventions Assignment Agreement, dated April 3, 2023, between Signing Day Sports, Inc. and David O’Hara (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on May 15, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2023	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
Name: Daniel D. Nelson
Title: Chief Executive Officer